Exhibit 16.2

September 16, 2022

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Amprius Technologies, Inc.’s statements included under Item 4.01 of its Form 8-K filed on September 16, 2022 and we agree with such statements concerning our firm.

/s/ SingerLewak LLP